CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Fund Allocator Series of our reports dated February 20, 2024, relating to the financial statements and financial highlights, which appear in Franklin Conservative Allocation Fund, Franklin Moderate Allocation Fund, Franklin Growth Allocation Fund, Franklin Corefolio Allocation Fund, Franklin Global Allocation Fund, Franklin LifeSmartTM Retirement Income Fund, Franklin LifeSmartTM 2020 Retirement Target Fund, Franklin LifeSmartTM 2025 Retirement Target Fund, Franklin LifeSmartTM 2030 Retirement Target Fund, Franklin LifeSmartTM 2035 Retirement Target Fund, Franklin LifeSmartTM 2040 Retirement Target Fund, Franklin LifeSmartTM 2045 Retirement Target Fund, Franklin LifeSmartTM 2050 Retirement Target Fund, Franklin LifeSmartTM 2055 Retirement Target Fund and Franklin LifeSmartTM 2060 Retirement Target Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Policies and Procedures Regarding the Release of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

April 23, 2024